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EXHIBIT  5.2

                        LAW OFFICE OF ANDREA CATANEO LTD.
                               81 MEADOWBROOK ROAD
                               RANDOLPH, NJ  07860

                                 (973) 442-9944
                                 (973) 442-9933
February 12, 2003

Board  of  Directors
Concentrax,  Inc.
2400 Augusta Drive, Suite 425
Houston,  Texas  77057

     In  re:   Concentrax,  Inc.  ,  Inc.
     Registration  Statement  on  Form  S-8
     2003 Consultants  Stock Compensation Plan

Gentlemen:

We have acted as special counsel to Concentrax, Inc., a Nevada Corporation, (the "Company") in connection with the preparation of a registration statement to be filed with the Securities and Exchange Commission on Form S-8 ("Registration Statement") on or about February 12, 2003, relating to the proposed issuance of up to 250,000 ("Shares") of the Company's Common Stock, (par value of $.001 per share) ("Common Stock") pursuant to the terms of a 2003 Consultants Stock Compensation Plan dated February 7, 2003. In this connection, we have examined such documents, corporate records and other papers as we deemed necessary to examine for the purposes of this opinion.

We have examined the 2003 Consultant Stock Compensation Plan and the underlying contracts of consultants as well as such corporate records, documents, instruments and certificates of the Company, and have reviewed such other documents, as we have deemed relevant under the circumstances. In such examination, we have assumed without independent investigation the authenticity of all documents submitted to us as originals, the genuineness of all signatures, the legal capacity of all natural persons, and the conformity of any documents submitted to us as copies to their respective originals. As to certain questions of fact material to this opinion, we have relied without independent investigation upon statements or certificates of public officials and officers of the Company.

Based upon and subject to the foregoing, we are of the opinion that the Shares, when issued in accordance with the Plans, will be legally issued, fully paid and non-assessable.

In connection with this opinion, we have examined the Registration Statement, the Company's Articles of Incorporation and By-laws, and such other documents as we have deemed necessary to enable us to render the opinion hereinafter expressed.

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We  render no opinion as to the laws of any jurisdiction other than the internal laws  of  the  State  of  Nevada.

We  hereby  consent  to  the  use  of  this  opinion  as  an  exhibit.

This opinion is conditioned upon the compliance by the Company with all applicable provisions of the Securities Act of 1933, as amended, and such state securities rules, regulations and laws as may be applicable.

Very  truly  yours,
LAW  OFFICE  OF  ANDREA  CATANEO  LTD.


By:  Andrea  Cataneo,  Esq.



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